Exhibit 99.4

Katapult Completes Business Combination with FinServ
Acquisition Corp. & Announces Timing of First Quarter 2021
Financial Results Conference Call

Combined company will operate as Katapult Holdings, Inc. and will trade on the Nasdaq under the Ticker KPLT

Katapult will announce first quarter ended March 31, 2021 financial results on Tuesday, June 15,
2021

NEW YORK – June 9, 2021 – Katapult Holdings, Inc., an e-commerce focused financial technology company, and FinServ Acquisition Corp. (“FinServ”), a special purpose acquisition company, today announced that they have completed their previously announced merger. The business combination was approved at a special meeting of stockholders of FinServ on June 7, 2021, and closed today, June 9, 2021. The combined company now operates as Katapult Holdings, Inc. (“Katapult”) and Katapult’s common shares and warrants will begin trading on the Nasdaq Stock Market under the ticker symbols “KPLT” and “KPLTW”, respectively, starting tomorrow, June 10, 2021.

Katapult’s management team, led by CEO Orlando Zayas, will continue to execute the growth strategy of the Company. Brian Hirsch, Managing Partner at Tribeca Venture Partners and one of the original investors in Katapult will serve as Chairman of Katapult’s newly formed Board of Directors.

Orlando Zayas, CEO of Katapult, stated, “Taking our company public is a testament to the hard work and dedication of the entire Katapult team. We would like to thank the FinServ team for their belief in our success, and we look forward to their continued partnership as stockholders and members of our Board. We are thrilled to embark on this next stage in our company’s history and excited to see the opportunities ahead of us for strong growth and long-term value creation.”

Lee Einbinder, CEO of FinServ, stated, “We are pleased to complete the merger with Katapult, and I am very excited to continue to work with the Katapult team to execute on their growth plan. Katapult’s differentiated and best-in-class fintech platform, growing roster of high-quality merchant partners, and expanding customer base make it extraordinarily well-positioned for a strong growth trajectory.”

First Quarter 2021 Earnings Conference Call

Katapult will release its first quarter ended March 31, 2021 financial results on Tuesday, June 15, 2021, before market open. The company will host a conference call and webcast at 8:00 AM ET to discuss the company’s financial results.

A live audio webcast of the event will be available on the Katapult Investor Relations website at http://ir.katapultholdings.com/.

A live dial-in will be available at (888) 302-0680 (domestic) or (281) 962-4859 (international). The conference ID number is 1591375. Shortly after the conclusion of the call, a replay of this conference call will be available through 11:00 AM ET on June 29, 2021 at (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay passcode is 1591375.

About Katapult

Katapult (NASDAQ: KPTL) is the leading omnichannel lease-purchase platform, providing alternative solutions for retailers and consumers. As a financial technology company, Katapult provides cutting-edge technology that integrates seamlessly with online platforms, enabling our retail partners to expand their customer base, increase transactions, and grow revenue. Katapult's consumer-centric focus ensures an efficient application and approval process while providing transparent and tailored payment terms. Katapult associates with hundreds of retailers across the United States, with merchant support teams, marketing insights, and suggestions for continued success. To see all of our new retail partner releases, visit Katapult's News page. To learn more about Katapult, click here.

Forward-Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the combined company’s growth prospects. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Katapult. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination; risks relating to the uncertainty of the projected financial information with respect to Katapult; risks related to the concentration of Katapult’s business among a relatively small number of merchants; the effects of competition on Katapult’s future business; the impact of the COVID-19 pandemic on Katapult’s business; and those factors discussed under the heading entitled “Risk Factors” in FinServ’s definitive proxy statement/prospectus dated May 14, 2021 related to the business combination and other documents Katapult files with the Securities and Exchange Commission in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements, which speak only as of the date they are made. Katapult does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Katapult Vice President of Investor Relations

Bill Wright

917-750-0346

ir@katapultholdings.com

Katapult Investor Contact

William Maina

ICR for Katapult

646-277-1236

Katapult-IR@icrinc.com

Press Inquiries:

Tribe Builder Media

Kristen Shea

929-367-8993

press@tribebuildermedia.com

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